Exhibit 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 8, 2021--The Trade Desk, Inc. (NASDAQ: TTD), a global technology company that empowers buyers of advertising, today announced financial results for its third quarter ended September 30, 2021.

“We again delivered outstanding performance in the third quarter. Revenue growth of 39% significantly outpaced worldwide programmatic advertising growth. The world’s leading brands and agencies are increasingly using our platform to apply data-driven strategies to drive precision and value across their campaigns,” said Jeff Green, founder and CEO of The Trade Desk. “More data-driven choices by advertisers led to record third quarter revenue of $301.1 million and adjusted EBITDA of $122.7 million. With the launch of Solimar, we are working with the industry to pioneer even greater data-driven precision, whether it’s the application of shopper data in a measurement marketplace, surfacing the right data for every advertising impression, or new approaches to identity that help advertisers make the most of their own valuable data. As a result, we’re seeing growth across all channels, and none more so than Connected TV, as viewers shift to new digital, streaming services and advertisers apply data to TV ad campaigns for the first time.”

Third Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three and nine months ended September 30, 2021 and 2020 ($ in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP Results
Revenue	$301.1	$216.1	$800.9	$516.1
Increase in revenue year over year	39%	32%	55%	16%
Net Income	$59.4	$41.2	$129.7	$90.4
Diluted EPS	$0.12	$0.08	$0.26	$0.19

Non-GAAP Results
Adjusted EBITDA	$122.7	$77.2	$311.2	$130.7
Adjusted EBITDA Margin	41%	36%	39%	25%
Non-GAAP Net Income	$89.2	$62.7	$247.4	$150.8
Non-GAAP Diluted EPS	$0.18	$0.13	$0.50	$0.31

Third Quarter and Recent Business Highlights Include:

  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 7 years
  Launched our new trading platform Solimar on July 7
  Features include:
    Upgraded UI to help set better campaign goals
    The platform’s AI engine Koa™ then uses these goals as a guide to optimize media spend, helping the advertisers to achieve goals faster and more efficiently than ever before
    Enables onboarding and activating first-party data easier than ever
    Growing an audience without sacrificing control over consumer experience by utilizing an interoperable Unified ID 2.0 with some of the biggest names in identity
    The most powerful measurement marketplace in the market today providing marketers the ability to measure the impact of campaigns across every channel and optimize in real time
  Continued Industry-Wide Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), a new industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. Recent pledges of support, integration and news associated with UID2 include:
    Global provider of marketing solutions, Interpublic Group
    Global media, marketing and corporate communications holding company, Omnicom Group
    TrueData, a data platform specializing in cookieless identity resolution, first party data onboarding, and audience marketing
    Netwise, a leading provider of multi-channel B2B marketing data
    Snowflake, an enabler for organizations to mobilize their data with Snowflake’s Data Cloud
    iCook, a leading online cooking information platform in Taiwan
    Cookware maker, Made In, saw a 20% improvement in cost per action (CPA) for its campaigns and users converted faster when using UID 2.0 than without. Users converted 22% more when compared to 3P cookies and converted 33% faster.
  Industry Recognition: The Trade Desk debuted at #6 on FORTUNE’s list of the 100 Fastest Growing Companies for 2021. The Trade Desk was named one of the Top 100 Software Companies of 2021 by The Software Report and won Adweek Readers’ Choice: Best of Tech awards for both Demand Side Platform and Innovator of the Year categories. Additionally, The Trade Desk was included in this year’s Forbes Global 2000 list. And for the fifth consecutive year, The Trade Desk was selected as both a FORTUNE 2021 Best Medium Workplace and a Best Workplace in New York by Great Places to Work.

Financial Guidance:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or additional shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate the following:

Fourth Quarter 2021 outlook summary:

  Revenue at least $388 million
  Adjusted EBITDA approximately $175 million

We have not provided an outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter Financial Results Webcast and Conference Call Details

  When: November 8, 2021 at 8:30 A.M. Pacific Time (11:30 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “917520” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 43477). Outside the United States, please dial 1-919-882-2331 (replay code: 43477). The audio replay will be available via telephone until November 15, 2021.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk
The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$301,091	$216,113	$800,869	$516,128
Operating expenses (1):
Platform operations	53,400	44,826	154,709	127,167
Sales and marketing	59,278	44,637	176,797	116,002
Technology and development	55,847	41,079	163,301	117,931
General and administrative	52,120	42,789	155,884	117,252
Total operating expenses	220,645	173,331	650,691	478,352
Income from operations	80,446	42,782	150,178	37,776
Total other expense, net	1,470	223	1,560	834
Income before income taxes	78,976	42,559	148,618	36,942
Provision for (benefit from) income taxes	19,592	1,312	18,895	(53,473)
Net income	$59,384	$41,247	$129,723	$90,415
Earnings per share:
Basic	$0.12	$0.09	$0.27	$0.20
Diluted	$0.12	$0.08	$0.26	$0.19
Weighted average shares outstanding:
Basic	478,101	465,819	475,496	460,747
Diluted	498,912	492,207	497,942	487,309
_______________________
(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Platform operations	$2,518	$1,639	$11,624	$5,459
Sales and marketing	9,099	6,916	37,362	18,549
Technology and development	11,269	7,911	41,337	24,345
General and administrative	11,573	10,386	41,687	25,398
Total	$34,459	$26,852	$132,010	$73,751

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$576,916	$437,353
Short-term investments, net	221,685	186,685
Accounts receivable, net	1,624,759	1,584,109
Prepaid expenses and other current assets	92,557	102,170
Total current assets	2,515,917	2,310,317
Property and equipment, net	137,416	115,863
Operating lease assets	242,436	248,143
Deferred income taxes	46,405	50,168
Other assets, non-current	46,581	29,154
Total assets	$2,988,755	$2,753,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,304,971	$1,348,480
Accrued expenses and other current liabilities	77,323	88,335
Operating lease liabilities	45,603	37,868
Total current liabilities	1,427,897	1,474,683
Operating lease liabilities, non-current	247,923	254,562
Other liabilities, non-current	10,121	11,255
Total liabilities	1,685,941	1,740,500

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	698,724	538,778
Retained earnings	604,090	474,367
Total stockholders' equity	1,302,814	1,013,145
Total liabilities and stockholders' equity	$2,988,755	$2,753,645

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$129,723	$90,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,969	20,777
Stock-based compensation	132,010	73,751
Allowance for credit losses on accounts receivable	520	2,722
Noncash lease expense	29,914	24,052
Deferred income taxes	5,044	(20,978)
Other	6,730	1,242
Changes in operating assets and liabilities:
Accounts receivable	(48,637)	21,063
Prepaid expenses and other assets	20,627	(23,919)
Accounts payable	(44,105)	47,728
Accrued expenses and other liabilities	(14,790)	11,047
Operating lease liabilities	(31,886)	(10,388)
Net cash provided by operating activities	215,119	237,512
INVESTING ACTIVITIES:
Purchases of investments	(233,427)	(127,254)
Sales of investments	4,539	—
Maturities of investments	192,077	128,315
Purchases of property and equipment	(43,920)	(57,721)
Capitalized software development costs	(3,684)	(4,246)
Business acquisition	(13,261)	—
Net cash used in investing activities	(97,676)	(60,906)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	143,000
Repayment on line of credit	—	(71,000)
Payment of debt financing costs	(1,924)	—
Proceeds from exercise of stock options	39,559	54,038
Proceeds from employee stock purchase plan	22,758	15,035
Taxes paid related to net settlement of restricted stock awards	(38,273)	(14,184)
Net cash provided by financing activities	22,120	126,889
Increase in cash and cash equivalents	139,563	303,495
Cash and cash equivalents—Beginning of period	437,353	130,876
Cash and cash equivalents—End of period	$576,916	$434,371

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income	$59,384	$41,247	$129,723	$90,415
Add back:
Depreciation and amortization	8,952	7,517	29,969	20,777
Stock-based compensation	34,459	26,852	132,010	73,751
Interest expense (income), net	317	235	556	(740)
Provision for (benefit from) income taxes	19,592	1,312	18,895	(53,473)
Adjusted EBITDA	$122,704	$77,163	$311,153	$130,730

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP net income	$59,384	$41,247	$129,723	$90,415
Add back (deduct):
Stock-based compensation expense	34,459	26,852	132,010	73,751
Adjustment for income taxes	(4,616)	(5,440)	(14,305)	(13,341)
Non-GAAP net income	$89,227	$62,659	$247,428	$150,825

GAAP diluted EPS	$0.12	$0.08	$0.26	$0.19
Non-GAAP diluted EPS	$0.18	$0.13	$0.50	$0.31

Weighted average shares outstanding—diluted	498,912	492,207	497,942	487,309

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043